UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2007, the Company issued a press release announcing that, after a 31-year career, Vice Chairman David L. Shedlarz will retire from Pfizer at the end of 2007. The information contained in the press release is deemed to be "filed" under the Securities Exchange Act of 1934 as Exhibit 99 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 25, 2007, the Board of Directors approved an amendment to Article I, Section 5 of the Company's bylaws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast "for" a director must exceed the number of votes cast "against" that director. In contested elections the vote standard will continue to be a plurality of votes cast. In addition, the Board approved an amendment to Article II, Section 13 of the bylaws to provide that director nominees proposed by shareholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, in accordance with the Company’s Corporate Governance Principles that are applicable to all director nominees, upon failure to receive the required vote in a subsequent election.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
3.1	Pfizer Inc. By-laws, as amended on October 25, 2007
99	Press Release of Pfizer Inc. dated October 25, 2007, announcing the retirement of Vice Chairman David L. Shedlarz at the end of 2007. Exhibit 99 is deemed to be "filed" under the Securities Exchange Act of 1934 in this Current Report on Form 8-K.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary
Dated: October 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Pfizer Inc. By-laws, as amended on October 25, 2007
99

Press Release of Pfizer Inc. dated October 25, 2007, announcing the retirement of Vice Chairman David L. Shedlarz at the end of 2007. Exhibit 99 is deemed to be "filed" under the Securities Exchange Act of 1934 in this Current Report on Form 8-K.